UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2016

GROTE MOLEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-18958	20-1282850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 West Griffith Road, Pocatello, ID 83201
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (208) 234-9352

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements reflect the views of Grote Molen, Inc. (the "Registrant") with respect to future events based upon information available to it at this time.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from these statements.  Forward-looking statements are typically identified by the use of the words "believe," "may," "will," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar words and expressions.  The forward-looking statements are based on present circumstances and on the Registrant's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. These cautionary statements are intended to be applicable to all related forward-looking statements wherever they appear in this report.  Any forward-looking statements are made only as of the date of this report and the Registrant assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.

Item 1.01.                          Entry into a Material Definitive Agreement.

On September 6, 2016, Grote Molen, Inc., a Nevada corporation (the "Registrant"), Grote Merger Co., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Merger Corp."), and Blackridge Technology Holdings, Inc., a Delaware corporation ("Blackridge"), entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which generally provides for the Registrant's acquisition of Blackridge in exchange for a controlling number of shares of the Registrant's preferred and common stock pursuant to the merger (the "Merger") of Merger Corp. with and into Blackridge, with Blackridge continuing as the surviving corporation.

Blackridge, founded in 2010, provides a new layer of identity-based network and cyber security that was developed for the military to cloak and protect servers and segment networks.  Blackridge's Transport Access Control authenticates identity and applies policy on the first packet of network sessions.  This is designed to provide a new and additive level of real-time protection that blocks or redirects unauthorized and unidentified traffic to stop known and unknown cyber-attacks, protects against insider and third party threats, and provides identity attribution.  When and if the Merger is completed, additional business and financial information of Blackridge will be filed under cover of a current report on Form 8-K.

It is anticipated that immediately prior to closing of the Reorganization Agreement (the "Closing"), Blackridge shall have outstanding approximately 36,838,126 shares of Series A Preferred Stock, 26,940,527 shares of Common Stock and common stock purchase warrants and options to acquire 13,570,706 shares of Blackridge Common Stock.  It is further anticipated that immediately prior to Closing, Grote Molen shall have outstanding up to 27,200,000 shares of Common Stock and common stock purchase warrants to acquire up to 10,000,000 shares of Grote Molen Common Stock.  Subject to the terms and conditions of the Reorganization Agreement, in connection with the Merger: (i) each ten shares of Blackridge Series A Preferred Stock shall without any action on the part of any holder thereof be converted into the right to receive one share of newly designated Grote Molen Series A Preferred Stock (the "Grote Molen Preferred Stock"), resulting in an aggregate of approximately 3,683,813 shares (subject to adjustment for accrued interest) of Grote Molen Preferred Stock being issued to the Blackridge stockholders as a result of the Merger; (ii) each one share of Blackridge Common Stock shall, without any action on the part of any holder thereof, be converted into the right to receive one share of Grote Molen Common Stock (the "Grote Molen Common Stock"), resulting in an aggregate of approximately 26,940,527 shares of Grote Molen Common Stock being issued to the Blackridge stockholders as a result of the Merger; (iii) common stock purchase warrants and options entitling the holders to purchase up to 13,570,706 shares of Blackridge Common Stock shall be converted into warrants and options to acquire shares of Grote Molen Common Stock on a 1-for-1 basis; and, (iv) immediately prior to Closing, current stockholders of Grote Molen shall irrevocably submit shares of Grote Molen Common Stock and warrants to Grote Molen for cancellation so that immediately prior to the Merger there are issued and outstanding 8,800,000 shares of Grote Molen Common Stock and warrants to acquire up to 8,800,000 shares of Grote Molen Common Stock.  In the event that Blackridge raises more than the required minimum amount in its private offering of preferred stock, the number of shares of Grote Molen Common Stock to be cancelled shall be equitably reduced by mutual agreement of the parties.  The Reorganization Agreement provides that each of the Blackridge stockholders who owns more than 100,000 shares of Blackridge capital stock shall enter into a Lock-Up/Leak-Out Agreement with Grote Molen with respect to the shares of Grote Molen stock to be received by them.  The Reorganization Agreement also provides that any convertible promissory notes of Blackridge that are not converted to Blackridge Series A Preferred Stock at or prior to Closing shall, subject to approval by Grote Molen, be suitably modified to provide for their conversion into shares of Grote Molen Preferred Stock.  The shares of the Registrant's common stock to be issued to the Blackridge stockholders will constitute restricted securities that have not been registered under the Securities Act of 1933, as amended, and are being issued in reliance upon exemptions from the registration requirements thereof.

The Grote Molen Preferred Stock shall have rights, privileges and preferences identical to those set forth in section IV.D of the Amended and Restated Certificate of Incorporation of Blackridge except that the Grote Molen Preferred Stock shall have (i) an initial Original Issue Price of $6.00; (ii) the Dividend Rate shall be (i) 12% of the Original Issue Price with respect to the 500,000 shares issued in exchange for the first 5,000,000 Shares of Blackridge Series A Preferred Stock issued under that certain Series A Preferred Stock Purchase Agreement dated August 19, 2016, and 7% of the Original Issue Price thereafter; (iii) the separate vote of the Grote Molen Preferred Stock shall be necessary to effect or validate certain corporate actions as long as there are at least 300,000 shares of Grote Molen Preferred Stock outstanding; and (iv) as long as there are at least 300,000 shares of Grote Molen Preferred Stock outstanding, the holders of such stock shall be entitled to elect one member of the board of directors of Grote Molen.   Based on the foregoing, each share of Grote Molen Preferred Stock shall initially be convertible into ten shares of Grote Molen Common Stock and shall be entitled to ten votes per share on any matter being voted upon by the stockholders on an "as converted" basis.

The Reorganization Agreement provides that at Closing, (a) Bruce Crane shall resign from his position as a director of Grote Molen and Bob Graham shall be appointed to fill the vacancy created by such resignation; (b) John Hofman shall resign from each of his officer positions of Grote Molen; (c) Bob Graham shall be appointed to serve as President of Grote Molen; (d) Jay Wright shall be appointed to serve as Secretary of Grote Molen; and (e) Bob Graham shall be appointed to serve as Chief Financial Officer and Treasurer of Grote Molen.  After compliance by Grote Molen with Rule 14F-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the resignation of John Hofman from his position as a director and the appointment of John Hayes and Robert Lentz as directors shall become effective.

Closing of the transaction is subject to several significant conditions including: the approval of the transaction and related corporate actions by the Blackridge stockholders; the preparation of audited and unaudited financial statements of Blackridge meeting the requirements of the Reorganization Agreement and the Exchange Act; the completion by Blackridge of an equity financing of not less than $1,798,000; the completion by the Registrant of an equity financing of not more than $500,000; the payment by Grote Molen of certain of its liabilities, in cash, pursuant to the issuance of shares of Grote Molen Common Stock or some combination thereof, so that immediately prior to the Merger Grote Molen shall have total liabilities in an amount not greater than $500,000; and other conditions.  There can be no assurance that such conditions will be satisfied or waived or that the reorganization will be completed.

When and if completed, the transactions contemplated by the Reorganization Agreement will result in a change of control of the Registrant and, following the consummation thereof, the Blackridge stockholders will be able to elect the directors and control the policies and practices of the Registrant.  It is anticipated that the transaction will be accounted for as a reverse acquisition for accounting purposes.

The foregoing summary of selected provisions of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which is filed as an exhibit to this report and is incorporated herein by reference.

Item 3.02                          Unregistered Sales of Equity Securities

On September 7, 2016, the Registrant sold common stock purchase warrants to an accredited investor in consideration for the conversion/cancellation of its $50,000 promissory note to such investor.  The warrants entitle the investor to purchase up to 5,000,000 shares of the Registrant's common stock at an exercise price of $0.70 per share during the five-year period commencing September 1, 2018.  The investor represented that he was an "accredited investor" as defined in Rule 501 of Regulation D.  No underwriter was involved in any of the foregoing transactions and the securities were sold by the Registrant directly to the investor.  The securities were sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption from such registration requirements provided by Section 4(2) of the Securities Act for transactions not involving any public offering.  The securities were sold without general advertising or solicitation, the investor acknowledged that he was purchasing restricted securities which had not been registered under the Securities Act and which were subject to certain restrictions on resale, and the certificates or agreements representing the securities were or will, when issued, be imprinted with the usual and customary restricted stock legend.

Item 9.01.                          Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	SEC Reference Number	Title of Document	Location

10.1	10	Agreement and Plan of Reorganization dated as of September 6, 2016*	This Filing

* The schedules and similar attachments to the Agreement and Plan of Reorganization are not included in the exhibit in accordance with Item 601(b)(2) of Regulation SK.  The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2016	GROTE MOLEN, INC.

By: /s/ John B. Hofman
Name: John B. Hofman
Title: President